Exhibit 99.1

          Four Oaks Fincorp, Inc. Declares 2005 Third Quarter Dividend


    FOUR OAKS, N.C.--(BUSINESS WIRE)--July 20, 2005--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 9 cents per share payable on or after September 7, 2005, to shareholders of record on August 31, 2005. This dividend is 12.5% higher than the third quarter 2004 dividend as adjusted to retroactively reflect the five-for-four split paid on October 29, 2004.


    CONTACT: Four Oaks Fincorp, Inc.
             Ayden R. Lee, Jr., President and Chief Executive Officer
             Nancy S. Wise, Executive Vice President and Chief Financial Officer 919-963-2177